                                                                 EXHIBIT 10.11




CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IN RELATION THERETO. A COMPLETE COPY OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

================================================================================



                              AMENDED AND RESTATED

                            PRODUCT SALES AGREEMENT



                                    between



                                BASF CORPORATION



                                      and



                            STERLING CHEMICALS, INC.


                                effective as of

                                           January 1, 1998
================================================================================

*** = CONFIDENTIAL TREATMENT REQUESTED

                               TABLE OF CONTENTS


ARTICLE I
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II
         INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.1     Purchase and Supply  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III
         DELIVERY AND PURCHASE OF AGREEMENT PRODUCTS; DELIVERIES AND SHIPMENTS; INSPECTION; OTHER RELATED MATTERS . .  10
         3.1     Delivery and Purchase Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.2     Capacity Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.3     Production and Delivery Scheduling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.4     Changes in Specifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.5     Purchase Price and Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.6     Deliveries and Shipments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.7     Production, Maintenance and Capital Expenditure Reports  . . . . . . . . . . . . . . . . . . . . . .  16
         3.8     Testing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.9     Measurement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.10    Storage of Agreement Product and Raw Material by Sterling  . . . . . . . . . . . . . . . . . . . . .  22
         3.11    Failure to Take Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.12    Failure to Maintain Contract Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.13    Furnishing of Raw Material and Other Materials . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.14    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.15    Title; Covenant Not to Encumber  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.16    Hazards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE IV
         OPERATION OF UNIT AND RELATED MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.2     Production Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.3     Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.4     Office Space . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.5     Plant Visits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.6     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.7     Capital Expenditures and Expansion Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.8     Maintenance Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.9     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         4.10    Standard of Care . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.11    Warranties; BASF's Duties; Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.12    Heel Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF STERLING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.1     Organization, Good Standing and Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.2     Authority Relative to Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.3     No Conflict with Other Instruments or Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.4     No Litigation or Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF BASF   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.2     Authority Relative to Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.3     No Conflict with Other Instruments or Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.4     No Litigation or Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE VII
         ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.1     Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.2     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.3     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.4     Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.5     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.6     Restriction on Transfer of Company Information . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.7     Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.8     Sterling Financial Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.9     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.10    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.11    Sale or Transfer of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.12    Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.13    Expansion of Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.14    Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.15    Technical Advice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE VIII
         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.1     Relation of Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.2     Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.4     Controlling Law and Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.5     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         8.6     Modifications and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.7     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.8     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.9     Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.10    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         8.11    Binding on Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         8.12    Public Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.13    Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.14    No Transfer of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.15    Wire Transfer, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.16    Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.17    Patents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.18    Limitation on Consequential Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

                                    EXHIBITS

         A       Agreement Product; Monthly Contract Capacity; Raw Material *
         B       BASF Actual Costs *
         C       Sterling Actual Costs     *
         D       Profit *
         E       Insurance
         F       Intentionally Deleted
         G       Testing Procedure
         H       Specifications
         I       Intentionally Deleted
         J       Unit
         K       Security Agreement
         L       Railcars
         M       Delivery, Shipment and Storage Instructions
         N       Storage Tanks
         O       Weights
         P       Switch Condenser Project *



* = Indicates that portions of the Exhibit have been omitted and confidential treatment has been requested.

                              AMENDED AND RESTATED
                            PRODUCT SALES AGREEMENT

         THIS AMENDED AND RESTATED PRODUCT SALES AGREEMENT ("Agreement"), made and entered into this 4th day of November, 1997, by and between BASF CORPORATION, a Delaware corporation with offices at 3000 Continental Drive North, Mt. Olive, New Jersey 07828 ("BASF") and Sterling Chemicals, Inc., a Delaware corporation with an address at 1200 Smith Street, Suite 1900, Houston, Texas 77002 ("Sterling")

                              W I T N E S S E T H

         WHEREAS, BASF and Sterling are parties to a Product Sales Agreement dated August 1, 1986, as amended on February 8, 1988, June 4, 1990, January 1, 1993 and January 24, 1996 (collectively, the "Original Agreement"); and

         WHEREAS, BASF and Sterling desire to amend and restate the Original Agreement in its entirety; and

         WHEREAS, Sterling owns and operates a facility in Texas City, Texas at which it is engaged in the manufacture of chemicals and desires to manufacture and sell certain plasticizers and related products to BASF all in accordance with the terms and conditions of this Agreement; and

         WHEREAS, BASF is willing to purchase such plasticizers and related products from Sterling all in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto have agreed and do hereby agree that as of the Effective Date the Original Agreement is amended and restated in its entirety as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Unless otherwise stated in this Agreement, the following terms shall have the following meanings, the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined.

         Agreement Product: The products set forth in Exhibit A and meeting the Specifications for the Agreement Product in effect from time to time pursuant to this Agreement.

         Additional Term: The period of time beginning on the date of expiration of the Initial Term and ending at 5:00 p.m. Houston, Texas time on December 31, 2012.

         Agreement: This Amended and Restated Product Sales Agreement, as the same may be further amended from time to time pursuant to the provisions hereof.

         Ancillary Raw Material: Any materials other than Raw Material including utilities and all other services required in the manufacture of Agreement Product, which are to be provided by Sterling.

         Bad Debts: Any outstanding account receivable which is determined to be non-collectible applying generally accepted accounting principals.

         BASF:  BASF Corporation, a Delaware corporation.

         BASF Actual Costs: All actual costs incurred, sustained or paid by BASF in connection with the sale or delivery of Agreement Product, including but not limited to the items listed on Exhibit B attached hereto.

         Business Day: A day in the City of Houston, Harris County, Texas, that is not a Saturday, Sunday or legal holiday or a day on which banking institutions in Houston, Texas or New York, New York are obligated by law to close.

         Capital Expenditures: Any expenditures with respect to the Unit which Sterling makes to replace capital equipment that has served its useful life or to install capital equipment and such expenditure is required and necessary to be made to permit Sterling to comply with its obligations under this Agreement, or to improve the operation of the Unit.

         Capital Project:  A project which requires Capital Expenditures.

         Claim:  As defined in Section 7.10.

         Company Information:  As defined in Section 7.5.

         Contract Year: A period of twelve (12) consecutive months beginning on the Effective Date, and beginning on the first Day of January of each subsequent year during the Initial Term and, if applicable, any Additional Term. The period of time from the first day of January last occurring during the Initial Term or, if applicable, any Additional Term, until the end of the Initial Term, or, if applicable, the Additional Term, shall each be considered to be a Contract Year.

         Costs and Expenses: The sum of the BASF Actual Costs and the Sterling Actual Costs.

         Day: The 24-hour period commencing at 7:00 a.m. Houston, Texas time on one calendar day and ending at 7:00 a.m. Houston, Texas time on the following calendar day. The date of a Day shall be that of its beginning.

         Damages: Any and all damages, cash payments, expenses, obligations, claims, liabilities, fines, penalties, clean-up or remedial costs, shut-down costs, repairs or reconstruction costs, costs of investigation, attorney's fees, court costs, and operating, extraordinary or business interruption losses (including any such matters arising from Spills or Releases Requiring Response Action) excluding consequential, incidental and indirect damages unless otherwise expressly included herein.

         Delivery, Shipment and Storage Instructions:  As defined in Exhibit M.

         Dispute Notice:  As defined in Section 7.4.

         Effective Date:  The date shall be January 1, 1998.

         Estimated Delivery, Shipment and Storage Instructions: as defined on Exhibit M.

         Expansion Capital: Any expenditure with respect to the Unit which Sterling makes that is directly intended to expand the production capacity of the Unit by at least five percent (5%), as agreed pursuant to Section 7.13.

         Expansion Projects:  A project which requires Expansion Capital.

         Facility Fee: The fee payable by BASF to Sterling pursuant to Section 2.1(d).

         Fixed Costs: The Sterling Actual Costs designated as Fixed Costs on Exhibit C attached hereto.

         Imputed Interest Expense: An amount calculated, as shown on Exhibit B, on the prime rate of interest announced by The Chase Manhattan Bank (National Association) during the preceding calendar quarter applied quarterly to the average balance of inventories and trade receivables, less the average balance of trade payables.

         Incidental Services: Services to be provided by Sterling which shall include: providing BASF with any and all toxicological and ecological data regarding the Agreement Products and any and all technology acquired by Sterling regarding the manufacture of plasticizers or plasticizer oxo-alcohols received from Monsanto Company other than information licensed from a party other than

BASF or Monsanto Company, arranging for transportation and proper documentation of shipments, whether into or out of the Plant, of Raw Materials or Agreement Products, affixing labels supplied by BASF to the Agreement Products, providing a reasonable number of samples to BASF customers according to BASF's instructions, and all such other services generally performed by a manufacturer of Agreement Products for its customers.

         Initial Term: The period from the Effective Date to 5:00 p.m. Houston, Texas time on December 31, 2007.

         Measuring Equipment: Shore tanks located at the Plant for measuring deliveries and receipt of Agreement Product and Raw Material to be loaded and off-loaded, respectively, into or from barges or ships and scales located at the Plant for measuring deliveries of Agreement Product and Raw Material to be loaded and off-loaded, respectively, into or from trucks and rail cars. All Measuring Equipment, including but not limited to scales, meters, thermometers, etc., shall be certified for accuracy at least every calendar quarter by an independent service.

         Month: The period beginning at 7:00 a.m. on the first day of a calendar month and ending at 7:00 a.m. on the first day of the next succeeding calendar month.

         Monthly Contract Capacity: As provided in Exhibit A, as such amounts may be changed from time to time by agreement of the parties or as otherwise permitted hereby.

         Net Sales: Total gross revenue derived from the sale of Agreement Products less returns and all applicable commissions, discounts and allowances.

         Notice of Extension: Written notice delivered to the other party by the party electing to extend the Agreement by the date specified in Section 7.2.

         Notice of Termination: Written notice delivered to the other party by the terminating party within the period specified in Section 7.3 exercising the right of termination.

         Plant: The petrochemical plant located in Texas City, Texas owned by Sterling.

         Points of Delivery:  As defined in Section 3.6.

         Profit: An amount equal to Net Sales less Costs and Expenses, which may be positive or negative. Capital Expenditures and Expansion Capital shall not be included in the calculation of Profit.

         Quarterly Meetings: The Meetings of representatives of Sterling and BASF on the fifth Business Day of each January, April, July and October of each Contract Year, commencing January, 1998 or as otherwise agreed to by the parties.

         Raw Material: The material as provided in Exhibit A used in the production of the Agreement Product to be provided by BASF meeting the Specifications for Raw Materials in effect from time to time pursuant to this Agreement.

         Rail Cars: Those certain railroad tank cars owned or leased by Sterling or BASF for the Initial Term and Additional Term, if any, as provided on Exhibit L.

         Specifications: The Agreement Product, Raw Material and Ancillary Raw Material Specifications, attached hereto as Exhibit H, as the same may be changed from time to time by agreement of BASF and Sterling.

         Spills or Releases Requiring Response Action: Any emission, discharge, release or threatened release of pollutants, contaminants, or hazardous substances or toxic materials or wastes into or upon ambient air, surface water, ground water or land, or subsurface strata or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous substances or toxic materials or wastes, as any of the same relate to or affect or arise in connection with the ownership or operation of the Unit, the Rail Cars or barges, or the production, delivery, storage, shipment, sale, resale or use, disposal or transportation of Agreement Product or feedstocks, raw materials, waste or other materials used in or resulting from the production of Agreement Product or other products of the Unit.

         Sterling:  Sterling Chemicals, Inc., a Delaware corporation.

         Sterling Actual Costs: All actual costs incurred, sustained or paid by Sterling in connection with the production, sale or delivery of Agreement Product, including but not limited to the items listed on Exhibit C attached hereto.

         Third Party Action:  As defined in Section 7.10.

         Unit: The machinery, equipment, other property and their production capacities, and other property described on Exhibit J attached hereto and generally known as the Plant's Plasticizer Complex, including the Oxo Alcohol Plant, Phthalic Anhydride Plant and Phthalate Ester Plant, storage tanks, loading and unloading facilities, Agreement Product, Raw Material and Ancillary Raw Material and all replacements, substitutions, deletions, additions or other changes thereto from time to time as permitted by this Agreement.

         Unit of Measurement:  As defined in section 3.9.

         Variable Costs: The Sterling Actual Costs designated as Variable Costs on Exhibit C attached hereto.

                                   ARTICLE II

                                  INTRODUCTION

         2.1     Purchase and Supply.

                 (a) Subject to the terms and conditions of this Agreement Sterling agrees to manufacture the Agreement Product for BASF and hold available any Unit excess capacity for BASF during the term hereof, and to receive Raw Material, store Raw Material, store and ship Agreement Product in bulk, drums or other containers, and to provide other Incidental Services in connection therewith.

                 (b) Sterling agrees to arrange for carriers to deliver the Agreement Product to BASF terminals and customers around the clock as may be specified by BASF in accordance with the terms hereof.

                 (c) Should BASF wish to add or substitute other products for the Agreement Product, Sterling will be obliged to produce such other products so long as no modification of the Unit is required and such production does not unreasonably affect the operations of the Plant.

                 (d) In consideration of the capacity of the Unit provided by Sterling to BASF pursuant to this Agreement, BASF shall pay to Sterling the Facility Fee, payable initially in equal monthly installments of *** per month due on the first day of each month beginning July 1, 1997 through December 1, 1997 and thereafter in equal quarterly installments of *** per calendar quarter payable on the first day of each calendar quarter beginning January 1, 1998 and ending upon the termination of this Agreement, by expiration of the Initial Term or the Additional Term, if any, or otherwise.

                                  ARTICLE III

                  DELIVERY AND PURCHASE OF AGREEMENT PRODUCTS;
                     DELIVERIES AND SHIPMENTS; INSPECTION;
                             OTHER RELATED MATTERS



         3.1     Delivery and Purchase Obligations.

                 (a) On the terms and subject to the conditions of this Agreement, commencing on the Effective Date, BASF hereby agrees to receive and purchase, and Sterling agrees to deliver to BASF during each Month, a quantity of Agreement Product equal to the quantities ordered by BASF pursuant to the Delivery Shipment and Storage Instructions or the Estimated Delivery, Shipment and Storage Instructions and additional instructions.

                 (b) Delivery of Agreement Product shall be as requested by BASF in accordance with the terms hereof. Sterling agrees to sell and deliver to BASF, and BASF shall purchase, Monthly volumes of Agreement Product as so requested by BASF in accordance with the terms hereof.

                 (c) BASF shall take deliveries of Agreement Product, and Sterling shall deliver Agreement Product to BASF hereunder, at the amounts specified by BASF in accordance with the terms hereof throughout the term of this Agreement. BASF and Sterling agree to give the other reasonable notice of such party's desire at any time to materially increase or decrease the quantity of Agreement Product deliverable at any particular time hereunder.

         3.2 Capacity Limitations. Sterling shall be obligated to manufacture for BASF hereunder during any Month during any Contract Year up to the Monthly Contract Capacity, as requested BASF in accordance with the terms hereof. Prior to any material expansion, upgrade, or changes in design, layout, configuration or capacity including a change in catalyst of the Unit during the

Initial Term or any Additional Term Sterling shall provide notice of such to BASF. Any increase in Unit production or capacity resulting from any expansion, upgrade or changes in design, layout or configuration, including a change in catalyst, shall increase the Monthly Contract Capacity hereunder in an amount equal to one-twelfth of the increase in annual Unit production of any one or all Agreement Product expected from such expansion, upgrade or change. Sterling shall not be required to purchase Agreement Product from other sources in order to supply Agreement Product to BASF.

         3.3     Production and Delivery Scheduling.

         Production and Delivery Scheduling shall be conducted in accordance with the procedures described on Exhibit M.

         3.4 Changes in Specifications. Sterling shall supply Agreement Product which meets the Specifications for Agreement Product. The Specifications shall not be changed unless agreed to in writing by BASF and Sterling prior to such change excepting other products produced by Sterling for BASF pursuant to Section 2.1(c).

         3.5     Purchase Price and Payment.

                 (a) The purchase price for all Agreement Product produced for BASF hereunder during each Month during each Contract Year shall be the sum of the Sterling Actual Costs for such Month.

                 (b) Sterling shall during each Month render to BASF invoices showing (i) the quantity of Agreement Product produced during the preceding calendar Month, and the Fixed Costs and Variable Costs, relating thereto to be paid to Sterling by BASF pursuant to the terms hereof, and (ii) the Capital Expenditures or Expansion Capital for which payment is due. BASF shall pay each such invoice on or before the 15th Day after receipt thereof (or if such Day is not a Business Day, then on the Business day next occurring). In the event that there is no Agreement Product delivered to BASF during the preceding calendar Month, BASF shall nonetheless pay any Sterling Actual Costs relating to such time period. In such event Sterling will use reasonable effort to minimize Sterling Actual Costs.

                 (c) Sterling and BASF shall cooperate in investigating, evaluating, and implementing mutually agreeable methods to reduce the Costs and Expenses.

                 (d) On or before March 31 of each year, commencing March 31, 1998, BASF shall pay to Sterling as additional consideration for the Agreement Product produced hereunder, a cash amount representing a portion of the Profit allocated pursuant to Exhibits D and D-1, for the preceding Contract Year that has not been prepaid as estimated Profit, as provided below. Notwithstanding the aforementioned, when the Profit is negative, no allocations under Exhibit D-1 shall be made and Sterling shall pay to BASF a cash amount equal to *** of the negative Profit. BASF shall determine the Profit hereunder in accordance with BASF Accounting Guidelines and key allocations under generally accepted accounting principles. Within 30 days after the end of each calendar quarter of each Contract Year, BASF shall notify Sterling in writing of the estimated Profit as of the end of such calendar quarter, such estimate to be calculated in accordance with this Agreement and allocated in accordance with Exhibits D and D-1. BASF will distribute to Sterling or Sterling shall pay to BASF, whichever applies, the other party's portion of the estimated Profit or negative Profit for the preceding calendar quarter within 15 days of such notification, subject to adjustment at the end of such Contract Year.
BASF shall render a statement to Sterling at least annually showing the calculation of Profit hereunder and the allocation of Profit under Exhibit D and

D-1 for purposes hereof. Sterling may, if it shall so desire, in good faith contest the validity or amount of any matter shown in such annual statement. Sterling shall give notice to BASF of any such contest within a reasonable time. Should it be determined that any additional amount of Profit calculated hereunder or allocated under Exhibit D and D-1, as applicable, is due and owing to Sterling, BASF shall immediately pay such part to Sterling, with interest thereon to date of payment at the rate of 2% over the prime rate of interest announced by The Chase Manhattan Bank (National Association) in effect from time to time from the original due date to date of payment. Payment or acceptance of any payment by Sterling shall not prejudice the right of Sterling to dispute or question the correctness thereof. To the extent permitted by applicable law, and subject to Section 8.16(e) hereof, Sterling will include its share of such Profit estimates or distributions, whichever the case may be, in calculating the reported revenue for the calendar quarter to which such Profit estimates or distributions, whichever the case may be, relate; provided, that such calculations shall be subject to adjustment for each Contract Year in accordance with final Profit calculations done by BASF in accordance with this
Section 3.5(d).

                 (e) Notwithstanding anything to the contrary contained herein, BASF may, if it shall so desire, in good faith contest the validity or amount of any fee, cost or other imposition and may defer the payment of any contested portion thereof during the pendency of such contest without defaulting under the Agreement. BASF shall give notice to Sterling of any deferral within a reasonable time. Should it be determined that any part of such contested portion is due and owing to Sterling, BASF shall pay such part to Sterling immediately upon such determination, with interest thereon to date of payment at the rate of 2% over the prime rate of interest announced by The Chase Manhattan Bank (National Association) in effect from time to time during the period from the original due date to date of payment. Payment of any fee, cost or other imposition shall not prejudice the right of BASF to dispute or question the correctness thereof.

         3.6     Deliveries and Shipments.

                 (a) Sterling will make arrangements with carriers designated by BASF for the shipment of Agreement Product. BASF will be responsible for transportation charges imposed by such carriers.

                 (b) The Point(s) of Delivery of all Agreement Product shall be the point of transfer of custody of such Agreement Product from Sterling to BASF, and shall be at the Plant's loading-arm flange from which such Agreement Product is loaded into the rail car, barge, vessel, truck or other conveyance for shipment. Risk of loss shall pass to BASF at such flange (irrespective of whether Sterling owns or has provided any tank, Rail Car, or other conveyance into which such Agreement Product are stored or loaded). As between Sterling and BASF, except as otherwise provided herein, Sterling shall be in control and possession of the Agreement Product sold and purchased hereunder and responsible for any damage or injury caused thereby until risk of loss with respect thereto has passed to BASF. In addition to its other obligations hereunder, BASF shall be in control and possession of the Agreement Product sold and purchased hereunder and responsible for any damage or injury caused thereby after risk of loss with respect thereto has passed to BASF.

                 (c) The Point(s) of Delivery for all Raw Material shall be the point of transfer of custody of such Raw Material from BASF to Sterling, and shall be at the Plant's loading-arm flange from which such Raw Material is received by Sterling. Risk of loss shall pass to Sterling at such flange (irrespective of whether BASF owns or has provided any Rail Car or other conveyance from which such Raw Material are transferred). As between Sterling and BASF, except as otherwise provided herein, BASF shall be in control and possession of the Raw Material sold and purchased hereunder and responsible for any damage or injury caused thereby until risk of loss with respect thereto has passed to Sterling. In addition to its other obligations hereunder, Sterling shall be in control and possession of the Raw Material received hereunder and responsible for any damage or injury caused thereby after risk of loss with respect thereto has passed to Sterling.

                 (d) Sterling shall make available to BASF pursuant to a "Car Service Contract" substantially in the same form as Appendix 1, attached hereto and hereby made a part hereof, those Rail Cars identified in Exhibit L hereof as "Owned Railcars", except for those Owned Railcars which BASF does not want made available to it.

                 (e) At such time as may be requested in writing by BASF to Sterling, Sterling agrees, with the prior written consent or consents of the respective Rail Car owners, (i) to assign to BASF all of the leases relating to those Rail Cars identified in Exhibit L as "Leased Rail Cars", and to request permission from the respective owners of said Leased Rail Cars by means of a letter or letters substantially in the form set forth in Appendix 4, attached hereto and hereby made a part hereof.

                 (f) In addition to the Estimated Delivery, Shipping and Storage Instructions and the Delivery, Shipping and Storage Instructions, BASF may deliver to Sterling from time to time additional shipping instructions for the Agreement Product. All such instructions with respect to any particular shipment shall be given as early as practicable prior the requested shipment date. Subject to the terms and conditions of this Agreement Sterling shall use its best efforts to deliver such Agreement Product to the carrier at the times specified in such instructions. Except as provided in this Section 3.6(f) with respect to the rail cars and barges, if such shipping instructions cause Sterling to incur unusual expenses in order to deliver Agreement Product for such shipment, Sterling will inform BASF whether unusual expenses will be incurred and provide an estimate of such expense. Sterling shall not incur such unusual expenses without the approval of BASF. An unusual expense shall be limited to additional demurrage charges and special rail car switching charges. Sterling shall invoice BASF for such unusual expenses as provided in Section 3.5

         3.7 Production, Maintenance and Capital Expenditure Reports. Sterling shall maintain accurate records and books of account and furnish monthly reports to BASF within twenty-one (21) days following the end of the monthly period reported with regard to the operation of the Unit in a form reasonably acceptable to BASF.

         3.8 Testing. Each lot of Agreement Product, Raw Material and all Ancillary Raw Materials used in the manufacture of the Agreement Product shall be inspected, sampled, coded to identify Raw Material and Ancillary Raw Materials to Agreement Product produced and Agreement Product shipped, and tested under testing procedures set forth in Exhibit G. The cost of all testing shall be included with the Fixed Costs. Any such records or certifications shall be kept for a period of not less than one (1) year (or for the duration of any contest with respect thereto, if longer). Retained samples of Testing shall be kept for a period of not less than ninety (90) days (or for the duration of any contest with respect thereto, if longer). All such records, certifications and retained samples shall be made available to BASF on request. Notwithstanding the above, Sterling agrees to perform all reasonable Agreement Product testing, statistical process control and statistical quality control as specified by BASF. In addition, BASF shall have the right to have the Agreement Product further tested prior to shipment as Agreement Product hereunder. Sterling shall cooperate in any such test and shall have the right to be represented and to participate in any such test and to inspect any equipment used in determining the nature or quality of the Agreement Product.

         Subject to the terms of this Agreement, BASF shall have the obligation to accept any and all deliveries of Agreement Product. However, BASF, may reject any such delivery if BASF notifies Sterling within forty-five (45) Business Days of delivery or within forty-five (45) Business Days of delivery to a BASF customer, whichever is the later, of the Agreement Product failure to meet the Specification as of the date of shipment. However, should Sterling object in writing to such notice within five (5) Business Days after receipt thereof, the parties will meet within three (3) Business Days after delivery of such notice to resolve the question of whether such Agreement Product meets the Specifications. The cost of reworking or disposing of material that does not meet the applicable Specifications for Agreement Products shall be included within the Sterling Actual Costs. The procedure for taking such retained samples, as of the date of shipment, shall be agreed upon by the parties. The Agreement Product retained sample shall be conclusive as to whether such Agreement Product meets the Specifications. If the parties fail to resolve the matter during such meeting, either party may refer the matter to an independent surveyor or chemical laboratory mutually agreeable to the parties, such agreement will not be unreasonably withheld, for testing under the agreed upon procedure of a sample of the Agreement Product in question. The findings of the independent surveyor or chemical laboratory will be conclusive and binding
upon the parties.        If a dispute arises regarding the analysis of the Raw
Material, the parties will meet to resolve the question of whether such Raw Material meet the Specifications. However, Sterling, may reject any such delivery if Sterling notifies BASF within ten (10) Business Days of delivery of Raw Material failure to meet the Specifications. However, should BASF object in writing to such notice within five (5) Business

Days after receipt thereof, the parties will meet within three (3) Business Days after delivery of such notice to resolve the question of whether such Raw Materials meet the Specifications. The proper Raw Material retained sample shall be conclusive as to whether such Raw Material meets the Specifications. The procedure for taking the retained sample at the unloading flange shall be mutually agreed upon by the parties. If the parties fail to resolve the matter during such meeting, either party may refer the matter to an independent surveyor or chemical laboratory, mutually agreeable to the parties, such agreement will not be unreasonably withheld, for testing under the agreed upon procedure of a sample of the Raw Material in question. The findings of the independent surveyor or chemical laboratory will be conclusive and binding upon the parties. If such Raw Materials fail to meet Specifications and BASF does not timely make available other Raw Materials meeting Specifications to allow Sterling to meet its manufacturing obligations hereunder, Sterling's manufacturing and delivering obligations shall be reduced accordingly.

         3.9     Measurement.

                 (a) The Unit of Measurement of the Agreement Product and Raw Materials shall be one pound (avoirdupois). All quantities given herein, unless otherwise expressly stated, are in terms of such Unit of Measurement.

                 (b) Sterling shall maintain and operate the Measuring Equipment in accordance with customary practice in the industry. Measuring Equipment shall be certified at least once every three (3) months, starting as of the Effective Date.

                 (c) BASF may, at its option and expense, install measuring equipment for checking Sterling's Measuring Equipment so long as such installation does not unreasonably interfere with the operation of the Unit or the Plant.

                 (d) The determination of the quantity of Agreement Product or Raw Materials deliveries hereunder for inland water and marine vessel transport shall be made by taking the opening and closing inventory of Sterling's properly calibrated shore tank before and after each shipment, unless otherwise provided hereunder.

                 (e) The determination of the quantity of Agreement Product and Raw Materials deliveries hereunder for transport by rail car or tank truck shall be made by weighing the rail cars or tank trucks on certified scales before and after loading. The receiving party shall gauge or weigh the rail cars or tank trucks upon arrival and, if the amount gauged or weighed is different than the weight obtained prior to shipment by more than one-half percent ( 1/2%), the receiving party shall notify BASF, and BASF will in turn notify Sterling, and the procedures set forth in clause (g) below shall apply.

                 (f) Each party shall have the right to be present at the time any calibrating, installing, reading, cleaning, changing, repairing, inspecting, testing or adjusting is done in connection with the other's Measuring Equipment used in measuring deliveries hereunder. The records from such Measuring Equipment shall remain the property of their owner, but, upon request, each party will submit to the other its records, charts and weigh tickets, together with calculations therefrom, subject to return within fifteen
(15) days after receipt thereof. Such records, charts and weigh tickets shall be kept on file for a period of one (1) year (or for the duration of any contest with respect thereto, if longer).

                 (g) If upon any test the Measuring Equipment is found to be inaccurate in the aggregate by one-half percent ( 1/2%) or more, any payment based upon such measurements shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, or if not known or agreed upon, then for a period extending back one-half ( 1/2) of the time elapsed since the last successful test. Following any test, any Measuring Equipment found to be inaccurate to any degree shall be repaired, calibrated and certified to measure accurately as provided below. If for any reason any Measuring Equipment is out of service or out of repair so that the quantity of Agreement Product or Raw Material delivered cannot be ascertained or computed from the readings thereof, the quantity of Agreement Product or Raw Material so delivered during the period the Measuring Equipment is out of service or out of repair shall be estimated and agreed upon by the parties upon the basis of the best available data, using the first of the following methods which is feasible:

                          (i) By using the results of any check Measuring Equipment or other measuring device of BASF, if installed and measuring accurately;

                          (ii) By using the services of a public scale facility; or

                          (iii) By using the results of any check Measuring Equipment or other measuring device, including ship's records of tank measurements, of BASF or its customer, if measuring accurately; or

                          (iv) By correcting the error if the percentage of error is readily ascertainable by test or mathematical calculation; or

                          (v) By estimating the quantity of deliveries during preceding periods under similar conditions when the Measuring Equipment was measuring accurately.

         However, it is expressly understood that where Sterling has, direct or indirect, knowledge or reasonable cause to know or suspect that any Measuring Equipment is inaccurate by one-half percent ( 1/2%) or more, Sterling shall have such Measuring Equipment repairs, calibrated and certified for accuracy within ten (10) days of the time at which Sterling had knowledge or reasonable cause to know.

                 (h) Notwithstanding the foregoing, Sterling's measurements shall be deemed to be accurate for purposes of all deliveries made hereunder unless as to any particular delivery, BASF objects thereto in writing delivered to Sterling within thirty (30) days after such delivery.

         3.10    Storage of Agreement Product and Raw Material by Sterling.

                 (a) The Unit presently contains the bulk storage tanks described on Exhibit N. Sterling shall use such bulk storage tanks for the storage of Agreement Product and Raw Material as designated by BASF in the Estimated Delivery, Shipment and Storage Instructions and the Delivery, Shipment and Storage Instructions or as otherwise determined by Sterling. Should any such bulk storage tank be taken out of service by Sterling for repair service, Sterling will repair the same and place it back in service as soon as practicable. In such a case, Sterling shall make available for storage of Agreement Product or Raw Material any such suitable bulk storage tank it then has available at the Plant.

                 (b) Sterling agrees that all Raw Material furnished by BASF and all Agreement Product produced by Sterling for BASF shall be physically segregated in Sterling's plant or storage facilities from chemicals, packaging materials and products owned by Sterling or third parties.

         3.11 Failure to Take Delivery. If BASF fails to accept an uncontested delivery of any Agreement Product tendered to it by Sterling produced pursuant to the Estimated Delivery, Shipping, and Storage Instructions, the Delivery, Shipping and Storage Instructions or additional shipping instructions, unless such failure is otherwise excused under the Agreement, Sterling shall have the option to cut back production of Agreement Product only if:

                 (a) BASF's failure to take delivery will result in the exceedance of Storage Facility capacity and BASF does not provide for or agree to outside storage which expense shall be borne by BASF, or

                 (b) BASF's failure to take delivery will require the shut-down of the Unit.

Any failure to accept delivery by BASF shall not limit its payment obligations hereunder unless otherwise provided under the Agreement. Acceptance of delivery shall not prejudice the right of BASF to dispute or question such delivery.

         3.12 Failure to Maintain Contract Capacity. In the event that (a) the Unit or any part thereof is damaged or destroyed by fire or other casualty and Sterling has either (i) delivered notice to BASF pursuant to Section 4.3(a) hereof of its election not to rebuild the Unit or (ii) not begun to repair, alter, restore, replace or rebuild the Unit within six (6) months following such damage to the Unit or at any time thereafter fails to use reasonable efforts to continue to repair, alter, restore, replace or rebuild the Unit or
(b) Sterling fails, unless such failure is excused under Section 7.12 or otherwise hereunder, to maintain the production capacity of the Unit over any period of at least ninety (90) consecutive Days at a level of at least ninety-five percent (95%) of the Monthly Contract Capacity for one or more Agreement Products, and, in either case, BASF requires production in excess of the available capacity; then the Facility Fee shall be reduced for each calendar quarter, or portion thereof during which Sterling fails to maintain the Monthly Contract Capacity. In such cases, the Facility Fee shall be determined on a daily basis and for the days during which Sterling fails to maintain the Monthly Contract Capacity, the Facility Fee shall be reduced by multiplying it by the Reduction Factor. The Reduction Factor shall be an amount equal to the sum of the reduced monthly capacities for each of the three Agreement Product groups (PA, Oxo and Esters) divided by the sum of the Monthly Contract Capacities for each of the three Agreement Product groups (PA, Oxo and Esters). For purposes of the calculation of the Reduction Factor, any reduction in the monthly capacity of Oxo will result in a proportional reduction in the monthly capacity of Esters, unless otherwise agreed. Sterling shall reimburse BASF within fifteen (15) days of the end of any Month during which the Facility Fee has been so reduced an amount equal to the difference between the Facility Fee paid by BASF for such period and the Facility Fee for such period reduced in accordance with this Section 3.12.

         3.13    Furnishing of Raw Material and Other Materials.

                 (a) BASF agrees to furnish, or cause to be furnished, to Sterling the Raw Material for use in production of the Agreement Product in such quantities and at such times as necessary in order to enable Sterling to perform its production and delivery obligations to BASF. Sterling shall be responsible to call forward any of the Raw Materials provided by BASF. Failure of Sterling to properly call forward such Raw Materials shall not relieve Sterling of its obligations hereunder.

                 (b) Sterling agrees to furnish catalyst, the Ancillary Raw Materials, and any other materials (other than Raw Material), used in the production of the Agreement Product. The cost of same is incorporated in the Sterling Actual Costs.

                 (c) BASF shall have the right, at the beginning of any Contract Year, if it gives Sterling at least four (4) months' prior written notice thereof, to supply natural gas, used either directly or indirectly to produce the Agreement Products under this Agreement provided, that (i) the exercise of such right does not interfere with or cause a breach of any contract to which Sterling is a party, for natural gas or otherwise; (ii) does not increase Sterling's costs or expenses, (iii) does not interrupt the operation of the Unit or the Plant, and (iv) BASF warrants to Sterling that such natural gas shall be of the quality and quantity and shall be deliverable in such manner as is reasonably satisfactory to Sterling and (v) any discontinuance of such supply under clause
(d) below will not have any of the effects described in the preceding clauses
(i) through (iii). In such event, Sterling shall have no obligation to supply such natural gas related to the Unit. The cost of such natural gas furnished by BASF shall be considered a BASF Actual Cost. Where the natural gas is supplied by BASF through an affiliate of BASF, Sterling shall remit payment for the natural gas directly to such BASF affiliate and Sterling shall reflect the cost of such natural gas in the Variable Cost.

                 (d) If BASF has been supplying natural gas to the Unit for a period of at least twelve (12) consecutive months, then BASF shall have the right, at any time, if it gives Sterling at least four (4) months' prior written notice thereof, to discontinue the supply of such natural gas related to the Unit subject to the conditions in clause (c) above. Upon such discontinuance, Sterling's cost of natural gas to replace the volumes so discontinued shall be reflected in the Variable Cost.

                 (e) Sterling shall supply all drums and sample packaging to be specified by BASF for shipment of Agreement Products, in such quantities and at such times as are necessary in order to enable Sterling to discharge its manufacturing and delivery obligations under this Agreement. BASF may at its option elect to supply any one or all packaging materials for shipment of Agreement Products.

         3.14 Taxes. All Federal, State, local and municipal taxes including Superfund taxes (except taxes levied on net income or net worth) which are directly attributable to the receipt by Sterling of Raw Material, the production of the Agreement Product or deliveries of Agreement

Product made pursuant to this Agreement, shall be included within Costs and Expenses. Income, franchise, gross receipts, occupational and other similar taxes are not to be included within Costs and Expenses.

         3.15 Title; Covenant Not to Encumber. Title to all the Raw Material and Agreement Product shall at all times remain in BASF. Title to the Agreement Product shall be in BASF as of the time of production. Sterling shall not impose or permit to be imposed upon any of the Raw Material or Agreement Product within the custody and control of Sterling any liens or encumbrances whatsoever other than those created by or through or in favor of BASF, and Sterling warrants to BASF with respect to all Agreement Product manufactured and delivered by it hereunder, that such Agreement Product shall be delivered free from any lawful security interest or lien or other encumbrance other than those created by or through or in favor of BASF. Sterling agrees to execute the Security Agreement provided in Exhibit K.

         3.16 Hazards. Sterling warrants that it is completely familiar with the toxic nature and hazards of the Raw Material, Ancillary Raw Material, and Agreement Product. Sterling shall warn all persons at the Plant, including, but not limited to, employees of Sterling, its agents and invitees of the health and environmental hazards associated with the Raw Material, containers for Raw Material, (including proper disposal methods), and Agreement Product. Sterling further agrees to advise all persons at the Plant who handle or might otherwise come into contact with Raw Material, containers for Raw Material, and Agreement Product of all applicable precautions and safety measures to be employed at the Plant when handling or storing same and to require that such precautions and safety measures be employed at the Plant in full accordance with all safety, health and environmental regulations.

                                   ARTICLE IV

                     OPERATION OF UNIT AND RELATED MATTERS

         4.1 General. Sterling shall operate the Unit subject to the terms and conditions of this Agreement. Unless otherwise provided herein, Sterling shall operate the Unit in a manner to fulfill BASF's delivery instructions and its obligation to BASF under this Agreement provided, that operations in accordance with such obligations are not in violation of this Agreement, prudent operation and maintenance procedures or applicable laws and will not cause non- compliance with the Specifications.

         4.2 Production Schedule. Sterling shall produce Agreement Product as needed to meet BASF's Estimated Delivery, Shipping and Storage Instructions and the Delivery, Shipping and Storage Instructions or other shipping instructions subject to limitations in Section 3.1(c).

         4.3     Damage or Destruction.

                 (a) If at any time during the Term of this Agreement the Unit or any part thereof shall be damaged or destroyed by fire or other casualty (including any insured or uninsured casualty) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Sterling shall either (i) at its sole cost and expense and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, proceed with reasonable diligence, but no later than 90 days from the date of such damage or destruction, to begin to repair, alter, restore, replace or rebuild the same as nearly as possible to its value, condition and character which existed immediately prior to such damage or destruction or (ii) elect, by written notice to BASF within 90 days from the date of such damage or destruction, not to repair, alter, restore, replace or rebuild the same.

                 (b) In the event of total destruction or total damage of the Unit, BASF shall have the following options:

                          (1) Terminate the Agreement upon written notice to Sterling;

                          or

                          (2) Replace or rebuild the Unit if Sterling elects not to replace or rebuild the Unit.

                 (c) If Sterling elects not to repair, alter, restore, replace or rebuild, as provided above, BASF may elect to pay the cost to repair, alter, restore or rebuild the Unit. BASF shall exercise such election within one hundred twenty (120) days following receipt of written notice of Sterling's election. If BASF exercises such election, Sterling shall (i) use its best efforts to obtain the release of any insurance proceeds held by any other person or entity with respect to such fire or other casualty, and if such proceeds are so released, shall use the same to reimburse BASF for its costs incurred in such repair, alteration, restoration, replacement or rebuilding within 15 days from receipt of invoice therefor and (ii) use its best efforts to obtain releases or consents of the holders of all liens on or security interests the Unit, as specified by BASF and, upon receipt of all releases or consents necessary to permit Sterling to grant to BASF a lien on or security interest in the repairs or restorations paid for by BASF without creating a default by Sterling under any agreement, note, deed of trust, mortgage or security agreement to which it is a party, Sterling shall grant to BASF a lien on or security interest in such repairs or restorations, in the form reasonably specified by BASF. Such lien or security interest shall secure BASF for the repayment of such costs. Upon the completion of such rebuilding or restoration, the Facility Fee shall be adjusted appropriately over the remaining term hereof until such costs (net of insurance proceeds paid to BASF) are repaid to

BASF, and thereupon such lien or security interest shall be released. BASF recognizes that Texas Commerce Bank National Association, as administrative
agent, has a lien on and security interest in the Unit.        If neither BASF
nor Sterling elect to rebuild or restore, either party may terminate this Agreement on thirty (30) days prior written notice to the other and BASF may cease paying the Facility Fee after the occurrence of the above described damage or destruction.

         4.4 Office Space. Sterling agrees that upon written request by BASF, to provide to BASF suitable temporary reasonable office accommodations at the Plant for a limited number of BASF personnel or its representatives to audit or review records maintained by Sterling pursuant to this Agreement.

         4.5 Plant Visits. Sterling agrees to permit BASF personnel to have access to the Unit at reasonable times and on reasonable notice and consistent with Sterling's contractual obligations under licenses or sublicense to which it is a party. Any such personnel shall be required to comply with Sterling's safety and reasonable confidentiality procedures and policies.

         4.6 Insurance. As of the Effective Date, Sterling will obtain the insurance coverage as described on Exhibit E.

         4.7     Capital Expenditures and Expansion Capital.

                 (a) Procedure to Obtain Reimbursement for Capital Expenditures - For any expenditure to qualify as a Capital Expenditure or Expansion Capital and to obtain reimbursement, Sterling must inform BASF in writing prior to initiating the expenditure and BASF must agree in writing whether the expenditure is a Capital Expenditure or Expansion Capital.

                 (b) Sterling will invoice BASF monthly on a project-by-project basis after the expenses of the projects are incurred for *** of the actual cost of all Capital Expenditures and *** of the actual cost of all Expansion Capital projects. BASF shall pay all such invoices within fifteen (15) days of receipt. Notwithstanding the foregoing, BASF shall entirely fund the Switch Condenser Project, as approved under 4.7(d), and Sterling shall repay to BASF its *** share of the Capital Expenditures for such Capital Project in accordance with the example described on Exhibit P.

                 (c) After termination of this Agreement, BASF shall pay to Sterling or Sterling shall pay to BASF, whichever applies, an amount sufficient to (i) *** (ii) share the cumulative Expansion Capital expenditures so that *** is paid by Sterling and *** is paid by BASF. In addition, Sterling will pay to BASF a reimbursement on the unamortized portion of the payments made by BASF for Capital Expenditures and Expansion Capital. The reimbursement shall be calculated using a straight line, 10 year life, mid-year convention depreciation as defined by the U.S. Federal Income Tax Code, and applied to the year of the payment by BASF. This applies to both the Expansion Capital and Capital Expenditure payments made by BASF. If Sterling does not pay the reimbursement to BASF within thirty (30) days after such reimbursement, if any, becomes due, Sterling will pay interest on the unpaid reimbursement from the due date at the rate of 2% over the prime rate of interest announced by Chase Manhattan Bank (National Association) in effect from time to time during the period from the due date to the date of payment.

                 (d) Sterling will annually submit to BASF for its consent a twelve month budget of Capital Expenditures at the October Quarterly Meeting. Further proposed Capital Projects may be added to the capital budget described above by Sterling at any time during a Contract Year, provided that the approval of BASF has first been obtained.

                 (e) In an emergency Sterling may establish any Capital Project and make any Capital Expenditure, without the prior approval of BASF, necessary to maintain the Unit during the term of this Agreement in a manner to allow Sterling to meet its obligations hereunder. Sterling must then inform BASF via fax or telex of the nature of the emergency and the expected project cost and reimbursement within 72 hours and follow up with a project request within two weeks.

         4.8 Maintenance Expenditures. Sterling agrees to develop a maintenance expense budget for the Unit which will enable Sterling to maintain the Unit in accordance with the standard of care described in Section 4.10. Sterling shall provide BASF with monthly reports regarding maintenance expenses as mutually agreed upon by the parties. Any maintenance expense shall be deemed to be included in the Fixed Costs for purposes of the Agreement except as otherwise agreed upon by the parties.

         4.9 Compliance with Laws. Nothing in this Agreement is intended to, or shall be construed as authorizing or requiring, Sterling to violate any laws (including environmental laws). Sterling hereby warrants that it shall comply in all material respects with the requirements of the following, to the extent applicable to Sterling: Occupational Safety and Health Act of 1970, Executive Order 11246, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustment Assistance Act of 1974, the Fair Labor Standards Act of 1930, Toxic Substances Control Act, and all applicable amendments, standards, rules, regulations, and orders issued pursuant to or related to said Acts and Order and any similar state law. Sterling shall be responsible for appropriately labeling and placarding all shipments of Agreement Products. Sterling agrees to hold BASF harmless against any public or private claim, demand, cause of action or judgment for damages, of any kind, arising from or attributable to Sterling's failure, in any respect, whether material or immaterial, to comply with said Acts, standards, rules, regulations, orders, or similar state law.

         4.10 Standard of Care. Sterling shall operate and maintain the Unit and perform its other obligations including material handling and distribution hereunder using good operating procedures at least equivalent to or better than the same standard of care (i) as it would use in operating and manufacturing at the Plant and performing such obligations for its own account and (ii) as a prudent operator would use in operating and manufacturing at a unit similar to the Unit. Notwithstanding the above, Sterling shall operate and maintain the Unit at least equivalent to or better than the standard of care used by the previous owner of the Plant in operating the Unit.

         4.11 Warranties; BASF's Duties; Remedies. Sterling warrants that the Agreement Product when delivered to BASF, Raw Materials after acceptance and Ancillary Raw Materials at the time they are used by Sterling will conform to the Specifications. Sterling shall be responsible for all personal injury and property damage resulting from any breach of the above warranties and Sterling shall indemnify BASF against any such injury or damage. Sterling shall be responsible for all personal injury and property damages after delivery of Raw Material to Sterling and prior to its use. BASF shall be responsible for all personal injury and property damages from the Raw Material prior to delivery to Sterling and for Agreement Product after delivery to BASF.

         4.12 Heel Credits. BASF shall receive a credit for residual Agreement Product transported as bulk liquid by barge or other means of marine transportation returned directly to Sterling from a BASF terminal, customer or storage facility equivalent to one-half ( 1/2) percent of the gross weight on the first shipment of Agreement Product on such barge or other means of marine transportation. An independent surveyor shall be used for measuring the weight of all Agreement Products shipped by means of marine transportation. The cost of such independent surveyor shall be paid by Sterling and considered a Sterling Actual Cost. The weights of truck and railcar shipment shall be determined according to the procedures on Exhibit O.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF STERLING

         Sterling represents and warrants to BASF as follows:

         5.1 Organization, Good Standing and Corporate Power. Sterling is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation in the State of Texas, and has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and perform its obligations hereunder.

         5.2 Authority Relative to Agreement. The execution, delivery and performance by Sterling of this Agreement have been duly and effectively authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Sterling and is a legal, valid and binding obligation of Sterling enforceable in accordance with its terms, except insofar as enforcement may be limited by (i) bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general principles of equity.

         5.3 No Conflict with Other Instruments or Proceedings. Neither the execution and delivery of this Agreement, nor the performance or compliance with the terms and conditions hereof conflict with, or will result in a breach by Sterling of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any asset of Sterling pursuant to any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of Sterling, (ii) any mortgage, deed of trust, lease, contract, agreement or other instrument to which Sterling is a party or by which Sterling may be bound or affected, or (iii) any writ, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which Sterling is subject, or by which Sterling may be bound or affected.

         5.4 No Litigation or Proceedings. As of the date hereof, there are no actions, suits, investigations or proceedings pending or to Sterling's knowledge threatened against Sterling at law or in equity or before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency or instrumentality seeking to enjoin, restrain or otherwise prevent the execution and delivery of this Agreement by Sterling.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BASF

         BASF represents and warrants to Sterling as follows:

         6.1 Organization. BASF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted, to own and operate the properties owned by it and to enter into this Agreement and perform its obligations hereunder.

         6.2 Authority Relative to Agreement. The execution, delivery and performance by BASF of this Agreement have been duly and effectively authorized by all necessary corporate action. This Agreement has been duly executed by BASF and is a legal, valid and binding obligation of BASF enforceable in accordance with its terms, except insofar as enforcement may be limited by (i) bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general principles of equity.

         6.3 No Conflict with Other Instruments or Proceedings. Neither the execution and delivery of this Agreement, nor the performance or compliance with the terms and conditions hereof conflict with, or will result in a breach by BASF of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of its assets pursuant to any of the terms, conditions or provisions of (i) the constituent corporate documents of BASF, (ii) any mortgage, deed of trust, lease, contract, agreement or other instrument to which BASF is a party or by which BASF may be bound or affected, or (iii) any writ, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which BASF is subject, or by which BASF may be bound or affected.

         6.4 No Litigation or Proceedings. As of the date hereof, there are no actions, suits, investigations or proceedings pending or to BASF's knowledge threatened against or affecting BASF at law or in equity or before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency or instrumentality, seeking to enjoin, restrain or otherwise prevent the execution and delivery of this Agreement by BASF.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         7.1     Meetings.

                 (a) At the Quarterly Meetings, the representatives of BASF and Sterling shall review the operations of the Unit, and such other matters as may be determined as appropriate by the parties. At least 30 days prior to the October Quarterly Meeting in each Contract Year, Sterling shall submit to BASF a proposed budget for Capital Projects and Capital Expenditures for the following twelve month period for approval. Additionally, Sterling shall concurrently deliver to

BASF its budget for Maintenance Expenditures for the Unit and the other equipment and property used in connection therewith, prepared by Sterling in good faith and upon realistic assumptions, for the following twelve month period for review. BASF shall inform Sterling of its decision regarding approval of Capital Project and Capital Expenditures within 30 days after the October Quarterly Meeting.

                 (b) At the October Quarterly Meeting in each Contract Year, the representatives of BASF and Sterling shall review the Costs and Expenses for the prior twelve month period and negotiate in good faith the budget for the next twelve month period.

                 (c) Sterling shall make its employees and other representatives available to BASF on reasonable request to discuss the present or proposed operations of the Unit so long as such availability does not disrupt the operation of the Unit.

                 (d) The parties shall be obliged to meet upon the reasonable request of either party by giving prior written notice to the other party.

         7.2 Term. The term of this Agreement shall be the Initial Term unless earlier terminated as provided herein. However, this Agreement may be extended upon terms and conditions to be mutually agreed upon by the parties for a period of five (5) years (the "Additional Term") at the end of the Initial Term if either party has delivered a Notice of Extension to the other and the parties have reached agreement on the terms and conditions of such extended agreement on or prior to December 31, 2004.

         7.3 Termination. Either of the parties may at its election terminate this Agreement by written notice to the other:

                 (a) at any time if the other party discontinues business or is adjudicated as bankrupt, or files a petition in bankruptcy or reorganization under any of the chapters of the Bankruptcy Code or for a receiver be filed by or against the other party or a creditor files an involuntary petition for bankruptcy, or enters into an agreement with its creditors to compromise an indebtedness or makes an assignment for the benefit of creditors, or is unable to meet its obligations as they become due, or

                 (b) at any time if the other party shall fail to make any payment or credit when due hereunder or suffer to exist any default on its part of any material provision of this Agreement, and fails to make such payment or to cure such default within thirty (30) days after written notice thereof given by the other party hereto.

         Upon the occurrence of a contingency provided in Section 7.3(a), BASF may in its sole option upon written notice to Sterling, and subject to the rights of the holder(s) of any liens on or security interests in the Unit, including Texas Commerce Bank National Association, as administrative agent, elect to operate the Unit. BASF shall then have full power and authority to perform such actions and things as it may deem advisable or expedient in connection with the operation, repair, governmental compliance, safety, maintenance, protection, expansion, modification, reconstruction and use of the Unit. BASF's actual costs to operate the Unit under such circumstances shall be included within Costs and Expenses in the calculation of Profit. BASF shall conduct the operations contemplated hereunder in accordance with BASF's own good operating practices. BASF shall indemnify, save and hold harmless Sterling from and against any and all liabilities, costs, expenses or damages arising from, out of or in any manner connected with the operation of the Unit by BASF, save and except only those matters arising directly or indirectly prior to the date BASF assumes operations or resulting either directly or indirectly from conditions existing prior to the date BASF assumes operations.

         If any event, default or failure of the nature described in Sections 7.3(a) or (b) occurs with respect to a party hereto, the performance of the obligations of the other party hereto by such other party shall be excused to the extent such performance is affected by such event, default or failure.

         The rights granted to the parties in this Section 7.3 are without prejudice to any and all other remedies the parties may have.

         7.4 Dispute Resolution. All disputes, differences or questions arising out of or relating to the Agreement (including without limitation, those as to the validity, interpretation, breach, violation, or termination) shall at the written request of either party, be determined and settled, if possible, pursuant to the following procedure before proceeding with any action in court. Any such procedure may be initiated by a party by written notice ("Dispute Notice") to the other party specifying the subject of the dispute. Upon dispatch or receipt of the Dispute Notice each party shall appoint two (2) representatives who shall be empowered with all authority necessary to take any or all actions to resolve the dispute. The representatives of the parties shall meet within ten (10) Business Days after delivery of the Dispute Notice to resolve the dispute. If the representatives fail to resolve the matter within three (3) Business Days, after the expiration of such third Business Day period the parties may agree to mediation or arbitration of the dispute or pursue a remedy by any means provided under law.

         7.5 Confidentiality. During the term of this Agreement and thereafter, all information relating to the business, products, assets, and finances of the parties, including but not limited to financial statements and related books and records, minute books, personnel records, lists of customers and potential customers, lists of suppliers and potential suppliers, price and cost data, computer programs, computer hardware, patents, patent applications, apparatus, equipment, drawings, reports, processes, methods and techniques of manufacture, know-how, trade secrets, specifications of materials, manuals, technical information plans, drawings and other data and similar information and records ("Company Information"), shall be treated as proprietary to disclosing party and as confidential by the receiving party and shall not be disclosed by the receiving party or its officers, employees, agents, affiliates or representatives to, or used for the benefit of, the receiving party or any other person other than for purposes under this Agreement for a period of ten years from the date of disclosure; provided however, that nothing herein shall prohibit Sterling from disclosing any Sterling Company Information to its investment bankers or lenders or permitting such lenders access of such Sterling Company Information for purposes of loan administration and nothing herein shall diminish Sterling's obligation to supply Sterling Company Information required under any credit or loan agreement. At the termination of the Initial Term or Additional Term (if the term hereof is extended for the Additional Term as provided hereby), the receiving party shall promptly return to the disclosing party all copies of any documents or other written information (including notes and internal memoranda) comprising the Company Information or destroy the Company Information and certify in writing to the disclosing party of such destruction. Such obligations of confidentiality and non-use shall not apply to Company Information, or portions thereof, which:

                 (a) is or becomes generally available to the public in published literature through no breach of this Agreement by receiving party, or

                 (b) receiving party can show was known prior to disclosure hereunder, or

                 (c) is disclosed to receiving party by a third party having the lawful right to make such disclosure and owing no confidential obligation to the disclosing party with respect to such information, or

                 (d) receiving party is required by applicable law or regulation to disclose; provided that the receiving party provides reasonable prior notice of the disclosure to the other party.

                          Each party undertakes, as far as is legally possible,
to require its representatives or employees with access to said Company Information to keep said Company Information secret and confidential, both during and after the period of their employment by either party, to the same extent that and for so long as said party shall be obligated to do. The foregoing secrecy obligation shall terminate ten (10) years after disclosure of such Company Information.

         7.6 Restriction on Transfer of Company Information. Except pursuant to the sale, assignment, foreclosure or other transfer of the Unit, the Plant or this Agreement as otherwise permitted hereby, Sterling agrees not to sell, assign or otherwise transfer any right, title or interest in or to use, except for production of Agreement Products at the Plant, Sterling's Company Information regarding the manufacture, sales or marketing of the Agreement Products during the Initial Term or any Additional Term of this Agreement without the prior written consent of BASF.

         7.7     Notice of Certain Events.

                 (a) In the event that Sterling has failed to make any principal or interest payment on any of its indebtedness for borrowed money of $1,000,000 or more when same shall have become due and payable and such failure has not been waived by the holder(s) of such indebtedness prior to the date such indebtedness became due and payable, Sterling agrees to give written notice thereof to BASF. In such event, Sterling shall discuss with BASF such failure to make any such payment and the effects thereof on the operations of Sterling, and afford BASF the opportunity, for a reasonable period of time under the then existing circumstances, to assist Sterling in resolving any financial difficulties Sterling might then have.

                 (b) In the event Sterling enters negotiations with a third party with respect to the sale or transfer of the Unit (whether directly or indirectly) or as part of the sale or exchange of all or substantially all of the assets of Sterling, the sale or exchange of a majority or more of the outstanding voting securities of Sterling in a transaction requiring approval by Sterling the merger or consolidation of Sterling with or into another corporation or otherwise, the Company agrees to inform BASF at least 60 days prior to the scheduled closing, unless Sterling is prohibited from doing so by applicable law.

                 (c) In the event that Sterling receives notice that the holders of a majority of the outstanding voting securities of Sterling have entered negotiations to sell, exchange or otherwise transfer such voting securities in a transaction not requiring approval of Sterling or its security holders as such, Sterling agrees to inform BASF of such negotiations at least 60 days prior to the scheduled closing, unless Sterling is prohibited from doing so by applicable law.

         7.8 Sterling Financial Statement. Upon the reasonable request of BASF Sterling shall provide BASF from time to time but not more often than quarterly with a statement signed by Sterling's chief financial officer
certifying to:    Sterling's financial position, results of operation and cash flow and to pending or existing litigation, claims or liens that will affect Sterling's ability to perform its obligations under this Agreement and BASF agrees to keep such information confidential. Nonetheless, Sterling shall annually provide BASF with the report on its annual financial statements prepared and executed by Deloitte & Touche L.L.P. or such other accountants agreeable to parties.

         7.9 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement, and any payment obligation of any party hereto owing to the other party on the date of termination hereof or arising thereafter based on events or occurrences prior to such termination shall survive the termination of this Agreement and for the period of the applicable statute of limitations (or, if there is no such statute, for the longest period permitted by law) with respect to such obligations.

         7.10    Indemnification.

                 (a) Except as otherwise provided herein, Sterling, from and after the Effective Date, shall indemnify and hold BASF harmless from and against any and all Damages suffered or incurred by BASF on account of or arising from or related to the breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants or agreements made by Sterling in or under this Agreement, or any liability to any person or entity whether incurred under statute or in tort arising directly or indirectly from operations carried on by or on behalf of Sterling at or in connection with the Unit or arising out of Spills or Releases Requiring Response Action occurring before, during or after the term of this Agreement unless such Spills or Releases Requiring Response Action are caused by the wrongful acts, omissions or default of BASF. Sterling will hold BASF harmless and indemnify BASF and secure BASF against any and all losses, costs, expenses, fees, damages, etc. deriving from environmentally related claims of any kind against BASF arising out of this and any related agreement.

                 (b) Except as otherwise provided herein, BASF, from and after the Effective Date, shall indemnify and hold Sterling harmless from and against any and all Damages suffered or incurred by Sterling on account of or arising from or related to the breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants or agreements made by BASF in or under this Agreement, or any liability to any person or entity whether incurred under statute or in tort arising directly or indirectly from the actions of BASF carried out at or in connection with the Plant (excepting any Damages arising out of Spills or Releases Requiring Response Action as to which
Section 7.10 (a) applies), or any Spills or Releases Requiring Response Action attributable to the acts, omissions or default of BASF, or any liability arising from the Rail Cars, or any liability for damages to persons or property or to BASF personnel or invitees or caused by them, or on account of any product liabilities for Agreement Product or other Unit products delivered by BASF.

                 (c) Each party agrees that promptly after any of its officers becomes aware of the discovery of facts giving rise to a claim by it for indemnification hereunder ("Claim"), such party will provide notice thereof in writing to the other party. Any notice pursuant to this clause (c) shall contain a statement to the effect that such party is making a Claim pursuant to and formal demand for indemnification under this Agreement. Any demand, assertion, claim, action or proceedings by or from any person or entity (other than a party to this Agreement) or governmental authority which may give rise to a Claim is referred to herein as a "Third Party Action". For purposes of this Section 7.10, the term "Indemnifying Party" as to a particular Claim or Third Party Action shall mean the party having or which is held to have an obligation to indemnify the other party with respect to such Claim or Third Party Action pursuant to this Section 7.10 and the term "Indemnified Party" as to a particular Claim or Third Party Action shall mean the party having or which is held to have the right to be indemnified with respect to such Claim or Third Party Action by the other party pursuant to this Section 7.10.

                 (d) Except as otherwise expressly provided herein, the Indemnifying Party shall be entitled at its sole cost and expense to contest and defend by all appropriate legal proceedings any Third Party Action with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that with respect to any Claim arising from the assertion of any Third Party Action, notice of the intention so to contest shall be delivered by Indemnifying Party to Indemnified Party within 20 days from the date of mailing to Indemnifying Party of notice by Indemnified Party of the assertion of the Third Party Action. Any such contest with respect to a Third Party Action may be conducted in the name and on behalf of Indemnifying Party or Indemnified Party as may be appropriate. If after notice as provided for herein, Indemnifying Party does not elect to contest any Third Party Action as provided in this clause (d), Indemnifying Party shall be bound by the result obtained with respect thereto by Indemnified Party and Indemnified Party may (but shall have no obligation to) contest any such Third Party Action or settle or admit liability with respect thereto, all for the account of Indemnifying Party. At any time after the commencement of defense of any such Third Party Action, Indemnifying Party may request Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by Indemnifying Party of the asserted Third Party Action whereupon such action shall be taken unless Indemnified Party so determines that the contest should be continued, and so notifies Indemnifying Party in writing within 15 days of such request from Indemnifying Party. In the event that Indemnified Party determines that the contest should be continued, Indemnifying Party shall be liable with respect to such Third Party Action only to the extent of the lesser of (i) the amount which the third party taking the Third Party Action had agreed to accept in payment or compromise as of the time Indemnifying Party made its request therefor to Indemnified Party or (ii) such amount for which Indemnifying Party may be liable with respect to such Claim by reason of the provisions hereof.

                 (e) If requested by Indemnifying Party, Indemnified Party agrees to cooperate with Indemnifying Party and its counsel in contesting any Third Party Action which Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the third party taking the Third Party Action, or any cross-complaint against any other person or entity not a party hereto, but Indemnifying Party will reimburse Indemnified Party for any expenses incurred by it in so cooperating.

                 (f) Indemnifying Party agrees to afford Indemnified Party and its counsel the opportunity to be present at, and to participate in, conferences with all persons or entities, including governmental authorities, taking Third Party Action against Indemnified Party or conferences with representatives of counsel for such persons or entities.

                 (g) Indemnifying Party shall pay to Indemnified Party, upon demand, the amount of any Damages to which Indemnified Party may become entitled by reason of the provisions of this Section 7.10.

         7.11 Sale or Transfer of Interest. Sterling may not sell or transfer an interest in all or any part of the Unit singly, or on a stand-alone basis to a "Competitor" as defined below, without the prior written consent of BASF, which consent will not be unreasonably withheld. Notwithstanding the foregoing (i) Sterling may sell or otherwise dispose of the Unit as part of the sale, transfer or other disposition of all or substantially all of the Plant's assets, directly or indirectly or as a part of the merger, consolidation, sale of substantially all of the assets or corporate reorganization of Sterling (any of the foregoing being hereafter referred to as a "Plant Disposition") to a Competitor subject to the terms set forth below and
(ii) Sterling may grant mortgages, deeds of trust, security interests in and liens on the Unit to any financial institution, including without limitation Texas Commerce Bank National Association, administrative agent to secure any and all indebtedness of Sterling now existing or hereafter arising, and any such financial institution may foreclose upon any of the assets of Sterling, including the Unit, sell such assets or the Unit in lieu of foreclosure, and otherwise exercise all rights or remedies they may have with respect thereto, without restriction hereunder, and any purchaser, on foreclosure or sale in lieu of foreclosure, may take such assets or the Unit free from such restrictions.

         The term "Competitor" shall mean: (i) a manufacturer and/or marketer of phthalate esters and plasticizer range oxo-alcohols, ("Class I Competitor") or (ii) a manufacturer and/or marketer of phthalic anhydride plasticizer range oxo- alcohols or phthalate esters ("Class II Competitor"). If a Plant Disposition is proposed to be made to a Competitor, Sterling shall give BASF at least 120 days prior written notice of the name of such Competitor and of the terms and conditions of such Plant Disposition. If such Plant Disposition is to a Class I Competitor, BASF shall have the right to acquire the Unit by written notice to Sterling within such 120 day period containing an irrevocable obligation to purchase the Unit for a purchase price equal to the Allocable Portion (as defined below) of consideration to be paid by the Class I Competitor for the Plant's assets to be disposed of to the Class I Competitor. The term "Allocable Portion" means a cash amount equal to the portion of the total consideration to be received by Sterling (or its security holders) as a result of such Plant

Disposition allocable, in the opinion of a third party mutually agreeable to the parties with such agreement not to be unreasonably withheld, to the Unit.

         If a Plant Disposition is to be made to a Class II Competitor, Sterling shall provide, as a condition to such Plant Disposition, that such Class II Competitor agrees to (a) assume this Agreement (b) amend this Agreement at the option of BASF to extend the term hereof for up to four additional years and delete Section 3.5(d) hereof and (c) enter into secrecy and non-disclosure agreements with BASF in form reasonably satisfactory to BASF. In case of any such proposed Plant Disposition to a Competitor, BASF shall also have the right to terminate this Agreement on written notice to Sterling within 120 days from receipt of Sterling's notice respecting the Plant Disposition.

         7.12    Force Majeure.

                 (a) In the event of either party being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement (other than any obligation to make payment of any amount when due and payable hereunder), it is agreed that upon such party's giving notice and reasonably full particulars of such force majeure in writing as provided in
Section 8.3 to the other party as soon as practicable after the occurrence of the cause relied on, then the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch.

         Notwithstanding anything contained herein to the contrary, a force majeure of Sterling which materially affects delivery of Agreement Products will immediately suspend BASF's obligation to pay the pro rata portion of Sterling's Fixed Costs relating to the Agreement Products whose delivery was affected by the force majeure until Sterling resumes its contractual obligations. Similarly, if a force majeure event affects BASF's performance of its obligations hereunder, the pro rata portion of the BASF Actual Costs relating to the Agreement Products affected by the force majeure shall not be deducted from Profit calculated for the period during which the force majeure remains in effect. Any such adjustment shall be pro rated on a daily basis to reflect the number of days the force majeure remains in effect.

                 (b) The term "force majeure," as employed herein, shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, blockades, embargoes, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, high water, washouts, arrests, and restraints of government and people, civil disturbances, explosions, breakage or accident to machinery, equipment, lines of pipe or property, freezing of wells, machines, equipment, lines of pipe, or property, partial or entire failure of any machinery, equipment, lines of pipe or other property, the occurrence of any Spill or Releases Requiring Response Action and any regulatory, civil or criminal action with respect thereto and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension; such term shall likewise include (i), in those instances where any party hereto is required to obtain servitudes, rights-of-way grants, permits or licenses (including permits relating to any Spill or Release Requiring Response Action) to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or delays on the part of such party in acquiring, after the exercise of due diligence, such servitudes, rights-of-way grants, permits or licenses,
(ii), in those instances where any party hereto is required to furnish materials and supplies or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions; and (iii) findings regarding the toxological properties or ecological effects of the Agreement Product which materially affect the marketability of such Product.

                 (c) It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

                 (d) As soon as either party has reason to believe an event of force majeure has occurred or will occur, the affected party will inform the other party immediately. Both parties will then consult how these circumstances influence this Agreement and which measures will have to be taken. Both parties will reasonably use their best efforts to avoid or reduce as much as possible the detrimental effect of such occurrences.

                 (e) If there shall be threatened, instituted, or pending any action, proceeding, or application before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, or by any other person, domestic or foreign challenging the Agreement, contemplating any such challenge, seeking to restrain or prohibit its consummation or continuation of performance, or contemplating the seeking of any such restraint or prohibition, either party shall have the right to withdraw from the Agreement without liability of any kind (except as to amounts accrued but unpaid), in the exercise of its sole discretion with respect to any of the described events.

                 (f) Notwithstanding the provisions of this Section 7.12, any omission or circumstances by any cause whatsoever, including but not limited to failure to deliver as a result of any environmental rule, regulation or order, or a breakage or accident to machinery, equipment, lines of pipe or other property or the partial or entire failure thereof or the necessity to make repairs or alterations, which omissions or circumstances are within the affected party's sole control and which could, by reasonable diligence and without undue costs or expense, have foreseen or avoided shall not be deemed an event of force majeure. Excepting Section 7.12(c), the occurrence of force majeure shall not relieve a party of liability in the event of its failure to use reasonable diligence to remedy the situation and remove the cause in an adequate manner and with all reasonable dispatch.

                 (g) In the event BASF gives three months' prior written notice to Sterling certifying that a "Hardship" exists, and therefore it will not require the Agreement Product for an indefinite period of not less than six months (Delivery Reduction Period), Sterling shall use its best efforts to reduce the Sterling Actual Costs as soon as practicable and consistent with good operating procedures and shall reduce deliveries in accordance with such written notice. Notwithstanding such reduction, BASF shall remain obligated to pay the Sterling Actual Costs, Facility Fee, Capital Expenditure and Expansion Capital payments and all other payments required hereunder (as such are reduced during the Delivery Reduction Period). On written notice from BASF after any such reduction, Sterling shall use its best efforts to recommence operations as soon as practicable after the Delivery Reduction Period. For purposes of this
Section 7.12(g), the term "Hardship" means a cash loss suffered for twelve months from marketing of the Agreement Product and a good faith determination by BASF that such cash loss will continue for an indefinite period. Notwithstanding the foregoing, no such reduction shall be required hereunder prior to the third anniversary date of the Effective Date.

         7.13 Expansion of Capacity. Should additional production capacities be required by BASF, the parties hereto shall negotiate in good faith the financial and other conditions under which Sterling is willing to construct or allow BASF to construct additional capacity. If both parties agree to an Expansion Project, expenses for Expansion Capital shall be paid *** by Sterling and *** by BASF.

         7.14 Disclaimer. STERLING HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, COMMON LAW, STATUTORY OR OTHERWISE) RELATING TO THE RAW MATERIALS, THE AGREEMENT PRODUCT, THE ANCILLARY RAW MATERIALS INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE except as expressly set forth herein.

         7.15    Technical Advice

                 (a) BASF or its representatives shall advise Sterling regarding technical questions arising in connection with the operation of the Unit, and shall be of assistance to Sterling in the event of disturbances of the Unit.

                 (b) The advice to be given by BASF pursuant to Section 7.15(a) hereof shall embrace BASF's technical knowledge and experience, to the extent that they are suitable for the operation of the Unit. However, BASF shall not be obliged to provide Sterling with technical knowledge and experience acquired by BASF during the term of the Agreement and which BASF, in its reasonable judgement, considers to be a considerable improvement and/or in respect of which

BASF has filed a patent application. Notwithstanding anything to the contrary contained in this Section 7.15, BASF shall be under no obligation to provide technical advice which would require in-house work by BASF or its representatives, including, but not limited to, laboratory or pilot plant tests, unless BASF and Sterling agree on a mutually acceptable fee for such services.

                 (c) BASF shall be available to discuss important technical questions at a meeting between technical experts of BASF and Sterling, either in Ludwigshafen or in Texas City, by mutual agreement and at suitable intervals. In the event that BASF or its representatives' personnel are, by mutual agreement, assigned to Sterling, the reasonable travel and living expenses shall be borne by Sterling and considered a Sterling Actual Cost pursuant to Section 7.15(g) hereof. Assignments of BASF or its representatives shall not exceed 25 man-days in any contract year.

                 (d) In the event that BASF develops and commercially manufactures new PA catalysts which can be used without the addition of SO2 , BASF shall offer such catalysts to Sterling for evaluation and use in Sterling's phthalic anhydride plant in Texas City, Texas on terms and conditions to be agreed upon.

                 (e) BASF shall render the services to be rendered hereunder in the best interest of Sterling and shall apply the same care in rendering such services as it is accustomed to apply in its own affairs. In the event that BASF fails to fulfill its obligation with such care, it shall be obligated to render the service concerned again free of charge. The foregoing obligation to render the service again shall be Sterling's exclusive remedy for BASF's breach of its obligation under this Section 7.15 and BASF shall incur no further liability whatsoever related to such matters.

                 (f) In the event that engineering services of BASF are required in connection with Capital Projects or Expansion Projects, BASF shall, at its sole option, provide such engineering services and Sterling shall pay for each engineering hour a certain amount agreed upon in a separate agreement relating to engineering services of BASF if BASF and Sterling cannot agree upon a lump-sum price for such services, in either case to be invoiced as Capital Expenditures or Expansion Capital, as defined herein.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Relation of Parties. Sterling shall perform all of its obligations hereunder as an independent contractor, and nothing contained in this Agreement shall be deemed to constitute Sterling as an agent of BASF for any purpose whatsoever. It is not the intention of the parties hereto to create a partnership, association, joint venture, trust or other character of business entity. The duties and obligations are intended and declared to be several and not joint or collective, and nothing contained in this Agreement or made pursuant hereto shall ever be construed to create a partnership, association, joint venture, trust or other character of business entity recognizable in law for any purpose, or to impose a partnership duty, obligation or liability with respect to any of the parties hereto.

         8.2 Exhibits. The Exhibits to this Agreement are incorporated herein and made a part of this Agreement.

         8.3 Notices. Any notice provided for by this Agreement and any other, demand or communication which any party may wish to send to another shall be in writing and either delivered in person or sent by registered or certified United States mail, return receipt requested in a properly sealed envelope, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth below:

              Sterling:        STERLING CHEMICALS, INC.
                               General Manager Plasticizers
                               1200 Smith Street
                               Suite 1900
                               Houston, Texas 77002

                               Copy to:         Mr. John L. Bland
                                                Bracewell & Patterson, L.L.P.
                                                2900 South Tower Pennzoil Place
                                                Houston, Texas 77002


              BASF:            Business Director, Plasticizers
                               BASF CORPORATION
                               3000 Continental Drive-North
                               Mt. Olive, New Jersey 07828-1234


                               Copy to:         General Counsel
                                                BASF CORPORATION
                                                3000 Continental Drive-North
                                                Mt. Olive, New Jersey 07828-1234


         Any address or name specified above may be changed by a notice given by the addressee to the other parties in accordance with this Section 8.3.

         Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or the rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be the receipt of the notice, demand or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

         8.4 Controlling Law and Jurisdiction. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of New Jersey. The parties consent to submit to the jurisdiction of the State of New Jersey.

         8.5 Headings. The headings and titles to the Sections and Subsections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

         8.6 Modifications and Waivers. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect of any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

         8.7 Entire Agreement. This Agreement, including the other instruments herein provided for or referred to supersedes all other agreements, oral or written, heretofore made with respect to the subject matter hereof and the transactions contemplated hereby, and contains the entire agreement of the parties.

         8.8 Severability. Any provisions hereof which are invalid, unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. Both parties shall in such a case be obliged to substitute the invalid, unlawful, or unenforceable provisions by valid, lawful or enforceable provisions which have as much as possible equivalent economic effects.

         8.9 Assignments. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party; provided, that either party may assign its rights under this Agreement to any United States corporation, a majority of the outstanding voting securities of which is owned by such party or by a corporation which owns a majority of the outstanding voting securities of such party, or to a corporation which owns a majority of the outstanding voting securities of such party, but no such assignment shall relieve such party of its obligations under this Agreement. The assignor does hereby unconditionally guarantee the timely payment of all sums due hereunder and the timely performance of all obligations of assignor hereunder by any such assignee. On default by any such assignee, Sterling may, at its option, proceed directly and at once against BASF to enforce BASF's obligations hereunder, without notice to such assignee or the necessity for proceeding or taking any action against such assignee.

         Sterling may assign its rights hereunder to banks or other financial institutions, including, without limitation, Texas Commerce Bank National Association, as administrative agent, or to any person or entity which acquires the Unit or the Plant, subject only to Section 7.11 with respect to assignments to a Competitor.

         Any attempted assignment by either party hereto not otherwise permitted hereby shall be ineffective and void for all purposes.

         8.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute but one and the same instrument.

         8.11 Binding on Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         8.12 Public Statements. Neither party hereto shall issue any public announcement or statement with respect to the transactions contemplated herein without the prior written consent of the other party, excepting such announcements or statements required by a governmental regulation or agency.

         8.13 Specific Performance. In the event of any breach or failure to perform by BASF or Sterling hereunder, the other party hereto shall be entitled to all legal and equitable remedies for such breach or failure (including specific performance, whether or not such remedy is otherwise normally available).

         8.14 No Transfer of Title. Sterling expressly does not by the terms of this Agreement, sell, transfer, or assign to BASF any title or interest in the Unit or the Plant or any of Sterling's assets or properties.

         8.15 Wire Transfer, Etc. All sums and amounts payable or to be payable pursuant to this Agreement shall be payable in immediately available funds and in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America and shall be made by wire transfer or electronic funds transfer of immediately available funds to such bank and/or account in the continental United States for the account of the payee as from time to time the payee shall have directed to the payor in writing, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee in the manner and at the address set forth in Section 8.3 hereof. Whenever in this Agreement BASF is required to pay or reimburse Sterling upon receipt of invoice or otherwise when no due date for payment is specifically provided, payment shall be due as provided in
Section 3.5 and shall be made in the manner set forth above.

         8.16    Accounting.

                 (a) The parties shall keep accurate and systematic records and accounts relating to matters under this Agreement to which shall be charged costs and expenses properly chargeable thereto under the terms hereof and to which shall be credited all items of income or revenue from whatever source derived, and the same shall be supported by purchase orders, invoice, payrolls or other normal, customary and necessary records pertaining thereto.

                 (b) Upon a reasonable request, either party shall provide the other with copies of all purchase orders, invoices, and other backup data pertaining to BASF Actual Costs and Sterling Actual Costs and the party receiving such information shall maintain the confidentiality of all such documents and information in accordance with the provisions of Article VII hereof.

                 (c) Upon the request of a party all records pertaining to the operation of the Unit and the utilities including records of inventory or pertaining to net sales, Costs and Expenses under Profit shall be subject to audit by an independent certified public accounting firm mutually acceptable to the parties at any reasonable time during, or within the two (2) years following, the year being audited. The audit will be at auditing party's expense. In no event, however, shall either party initiate such audits more often than once each year. Such auditing firm will maintain the confidentiality of the other party's accounts and records, but will either verify the correctness thereof or advise both parties of the composite adjustment required to correct discrepancies for the period audited. Any discrepancies shall be corrected by appropriate payments or credits, as the case may be, at the earliest practicable time, in the amount thereof. Interest shall be paid on the total amount of such discrepancies at the rate of 2% over prime rate of interest announced by The Chase Manhattan Bank (National Association) in effect from time to time during the period from the original due date to date of payment, if the amount during one Contract Year exceeds $100,000.00

                 (d) Sterling shall pay, as they become due, all costs and expenses incurred to trade creditors in the operation of the Unit which, if remaining unpaid, might become a lien on the Unit and any and all other operations under the terms of this Agreement except such amounts as are being contested in good faith.

                 (e) The parties agree that all accounting and reporting for the operation of the Unit or factors relating to Profit will be in accordance with generally accepted accounting principles in the United States consistently applied.

         8.17 Patents. Sterling agrees to indemnify BASF, its successors, customers and users, and hold them harmless from and against all liability, loss, damage and expense, including reasonable counsel fees, resulting from any actual or claimed trademark, patent or copyright infringement, or any litigation based thereon, with respect to any part of the goods or services covered by this Agreement, and such obligation shall survive acceptance of such goods or services and payment therefor by Sterling provided, however, that Sterling's liability under such indemnity shall be limited to $2,000,000 with respect to claimed infringements with respect to technology licensed by Sterling on the Effective Date from Monsanto Company shall have no liability for infringement with respect to BASF technology licensed to Sterling.

         8.18 Limitation on Consequential Damages. Notwithstanding any other provision of this Agreement, (i) the liability of the parties under this Agreement shall be limited to actual damages (excluding special damages) and shall not include incidental, consequential, indirect or punitive damages (provided, however, that any such special, incidental, consequential, indirect or punitive damages recovered by a third party against a party entitled to indemnity hereunder from the other party shall be included in the damages recoverable under such indemnity).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS:                              BASF CORPORATION


/s/ John J. Klein                     By /s/ Carl Jennings
--------------------------               ----------------------------


WITNESS:                              STERLING CHEMICALS, INC.


/s/ Frank A. Vandiver                 /s/ Robert W. Roten
--------------------------            -------------------------------

*** = INDICATES THAT PORTIONS OF THE EXHIBIT HAVE BEEN OEXHIBITAAD CONFIDENTIAL TREATMENT REQUESTED.

                         LIST OF AGREEMENT PRODUCTS, MONTHLY CONTRACT
CAPACITIES AND RAW MATERIAL

The Agreement Products and their respective Monthly Contract Capacity under this Agreement are:

                                                                                         Monthly Contract

                                 Agreement Product                                       Capacity (lbs/mo)
                                 -----------------                                       -----------------
 Phthalic anhydride (pure)                                                                      ***

 Undecyl Alcohol                                                                                ***
      (C11 Alcohol, Undeconol)                                                                  ***

 79 Alcohol
      (C7-9 Alcohol, Oxo Alcohol 7900)

 711 Alcohol
      (C711 Alcohol, Oxo Alcohol 7911)


 9 Alcohol

 7 Alcohol

 PALATINOL 711P                                                                                 ***
      (C7-11 Phthalate, 711P,                                                                   ***
        formerly Santicizer 711)

 PALATINOL 79P,
      (C7-9 Phthalate, 790P, formerly Santicizer 790P)

 PALATINOL 11P
      (C11 Phthalate, DUP)


 PALATINOL 9P

 PALATINOL 11-9P

 PALATINOL 345P (formerly Santicizer 345P)
 PALATINOL 398P (formerly Santicizer 398P)
 Experimental Product 591P (formerly Santicizer 591P)
 Experimental Product 2015 (formerly Santicizer 2015)  . . . . . . . . . . . . . .              ***
 PALATINOL 2030P-E (formerly Santicizer 2030E)
 PALATINOL 802A (DUP 802A)
 PALATINOL 11P-E (DUP T-CA)
 PALATINOL 711P-E (formerly Santicizer 711E)

United States tolled products using Sterling alcohol and PA

Raw Material
------------

Orthoxylene
Olefins C 6, 8, 10
Olefin C 6, 8
Olefin C8

                                   EXHIBIT B


                               BASF Actual Costs

The following categories of expenses as illustrated on the attached example:



                                      ***

                               EXHIBIT B EXAMPLE
                               PLASTICIZERS COSTS
                           JUNE 1997 CYTD ANNUALIZED
                                     IN $K

                                      ***

                              STERLING CHEMICALS

                                     ***

              PLASTICIZER CHEMICALS VARIABLE DISTRIBUTION ANALYSIS
                              AS OF JUNE 1997 YTD
                                       $K


                                      ***

***                     PLASTICIZER CHEMICALS SHIPPING
                                   ANALYSIS
                             AS OF JUNE 1997 YTD
                                      $K


                                     ***

                PLASTICIZER CHEMICAL SELLING EXPENSE ANALYSIS
                             AS OF JUNE 1997 YTD
                                      $K


                                     ***

         PLASTICIZER CHEMICALS DIRECT GROUP SUPPORT EXPENSE ANALYSIS
                             AS OF JUNE 1997 YTD
                                      $K

                                      ***

           PLASTICIZER CHEMICALS DIRECT IS SUPPORT EXPENSE ANALYSIS
                             AS OF JUNE 1997 YTD
                                      $K

                                             ***

                         IMPUTED INTEREST CALCULATION
                          BASED ON 1997 YTD ACTIVITY
                                      K$


                                     ***

                                   EXHIBIT C


                             STERLING ACTUAL COSTS



The following categories of expenses, as illustrated on the attached example:

                                     ***





One page following this page has been entirely omitted and confidential treatment requested therefor.

                              EXHIBIT C EXAMPLE
                 PLASTICIZERS COSTS JUNE 1997 YTD ANNUALIZED
                                     IN $K





                               PA      OXO       Esters        Total
                               --      ---       ------        -----

                               ***

                             JUNE 1997 (9 MONTHS)
                                  ANNUALIZED


                                     ***





Six pages following this page have been entirely omitted and confidential treatment requested therefor.

                                   EXHIBIT D

Profit related to sales of all Agreement Product (excluding those P.A. profits for expanded capacity defined in Exhibit D-1) shall be allocated between BASF and Sterling as follows:



         1. Any amount of negative profit, or Profit up to and including *** per Calendar Year shall be allocated *** to BASF and *** to Sterling.

         2. Any amount of Profit in excess of *** per calendar year shall be allocated *** to BASF and *** to Sterling.

         3.      ***

                                  EXHIBIT D-1

                      PROFIT DIVISION OF EXPANDED CAPACITY


         In those years where the annual Profit as calculated under Exhibit D is positive, the parties agree to account for the incremental profits attributable to the Phthalic Anhydride (PAA) expansion as follows:

For each quarter, subtract from (1) the weighted average Phthalic Anhydride F.O.B. selling price per pound to third parties (2) the weighted average orthoxylene delivered price per pound. The remainder is the per pound "Contribution Margin" for PA. In case of toll conversion of orthoxylene to PA for certain customers, the tolling fee shall be the Contribution Margin for the pounds involved.

For quarterly volumes above ***, multiply that volume by the per pound Contribution Margin. The result is Profit C, which is split between BASF ***, and SC ***.

For quarterly volumes above ***, but at or below ***, multiply that volume by the per pound Contribution Margin. The result is Profit B, which split between BASF *** and SC ***.

The above calculations account for the agreed profit allocation for the incremental profits attributable to the PAA expansion.

Remaining Profit ("Profit A") which is the Profit figure obtained from the calculations set forth in Exhibit D, minus Profit B as calculate above, and minus Profit C as calculated above, is divided ***.

EXAMPLE

Facts Assumed:            (1)     SC produced *** pounds of PAA during the
                                  quarter

                          (2) Average PAA Molten Sales Price for quarter was ***.

                          (3)     Average Orthoxylene Price for quarter was
                                  ***.

                          (4)     Profit from calculations of Exhibit D = ***.

Calculation of Contribution Margin

         *** minus ***  = *** Contribution Margin

Calculation of Profits
----------------------

      Profit C (Volume Above ***/quarter)
      -----------------------------------

*** volume above *** times ***  = *** (Profit C)

BASF Shares   =  *** times *** = ***

SC Share      =  *** times *** = ***

      Profit B (Volume Between *** and ***/quarter)
      ---------------------------------------------

*** volume times *** = *** (Profit B)

BASF Share    =  *** times *** = ***

SC Share      =  *** times *** = ***


      Profit A (Volume up to ***)
      ---------------------------
Profit from Exhibit D      =              ***
        less Profit C      =             (***)
        less Profit B      =             (***)
                                          ---
        Profit A           =              ***

BASF Share       =  *** times *** = ***

SC Share         =  *** times *** = ***


      Total Profit
      ------------
BASF     Profit A             ***          SC   Profit A              ***
         Profit B             ***               Profit B              ***
         Profit C             ***               Profit C              ***
                         --------                                --------


         Total                ***               Total                 ***





NOTE: Profits under Exhibit D-1 are calculated on a quarterly basis, and aggregated as the year progresses.

                                   EXHIBIT P


                         PA - SWITCH CONDENSER PROJECT
                       EXAMPLE OF HOW PAYBACK WOULD WORK
              (AMOUNT AND TIMING OF SPENDING IS FOR EXAMPLE ONLY.
              PAYBACK WILL BE BASED ON ACTUAL TIMING AND SPENDING)



       TIMING/K$ COST           1997       1998       1999       2000        2001       2002       TOTAL
       --------------           ----       ----       ----       ----        ----       ----       -----
                 TOTAL          ***        ***        ***         ***        ***         ***        ***
                                ---        ---        ---         ---        ---         ---        ---
      STERLING PORTION          ***        ***        ***         ***        ***         ***        ***
                                ---        ---        ---         ---        ---         ---        ---


      PAYBACK SCHEDULE
        K$ EXPENDED
        -----------
 A)   1997 -        ***
 B)   1998 -        ***
 C)   1999 -        ***
 D)   2000 -        ***
 E)   2001 -        ***
 F)   2002 -        ***
                    ---
                    ***

     1997        1998       1999       2000        2001       2002        2003       2004       2005        2006       2007
     ----        ----       ----       ----        ----       ----        ----       ----       ----        ----       ----
 A)   ***         ***        ***        ***         ***        ***         ***        ***        ***         ***        ***
 B)   ***         ***        ***        ***         ***        ***         ***        ***        ***         ***        ***
 C)   ***         ***        ***        ***         ***        ***         ***        ***        ***         ***        ***
 D)   ***         ***        ***        ***         ***        ***         ***        ***        ***         ***        ***
 E)   ***         ***        ***        ***         ***        ***         ***        ***        ***         ***        ***
 F)   ***         ***        ***        ***         ***        ***         ***        ***        ***         ***        ***
    -----       -----      -----      -----       -----      -----       -----      -----      -----       -----      -----
      ***         ***        ***        ***         ***        ***         ***        ***        ***         ***        ***
    -----       -----      -----      -----       -----      -----       -----      -----      -----       -----      -----

                   EXHIBITS E, F, G, H, J, K, L, M, N AND O
                       ARE IMMATERIAL TO THIS FORM 10-K
                    FILING AND WERE INTENTIONALLY OMITTED